Exhibit 10.14

SECOND ADDENDUM TO LEASE AGREEMENT
WITH OPTION TO PURCHASE

THIS SECOND ADDENDUM TO LEASE AGREEMENT WITH OPTION TO PURCHASE (“Second Addendum”), is effective as of November 1, 1999 by and between WOODWARD, LLC, an Indiana limited liability company (“LANDLORD”), and ACCURIDE CORPORATION, a Delaware corporation (“TENANT”).

WITNESSETH THAT:

WHEREAS, LANDLORD and TENANT entered into a Lease Agreement with Option to Purchase dated as of October 26, 1998 (the “Lease”) for certain real estate commonly known as Office Circle Fronting I-164, which is more particularly described in the Exhibit “A” made a part hereof (the “Leased Premises”); and

WHEREAS, the term of the lease began on November 1, 1999 and will end on October 31, 2009; and

WHEREAS, LANDLORD and TENANT have entered into a First Addendum to Lease Agreement with Option to Purchase dated as of January 6, 1999 (the “First Addendum”) in which LANDLORD assigned to TENANT the right to enforce certain restrictive covenants running in favor of the Leased Premises; and

WHEREAS, LANDLORD represents and warrants it has purchased the Additional Real Estate (as defined below); and

WHEREAS, LANDLORD desires to lease to TENANT and TENANT desires to lease from LANDLORD the Additional Real Estate; and

WHEREAS, LANDLORD and TENANT desire to amend the Lease to include the Additional Real Estate, upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by both parties hereto, the parties agree as follows:

1.          Leased Premises.  The “Leased Premises” is hereby amended to include Lot 9 in Burkhardt Crossing, an addition lying near the City of Evansville, as per  plat thereof, recorded in Plat Book P, Page 134 in the office of the recorder of Vanderburgh County, Indiana, containing 1.04 acres of land, more or less (the “Additional Real Estate”).

2.          Monthly Rental.  The monthly rental amount contained in Section 1.01 of the Lease is hereby deleted and amended to read as follows:

1

“Months 1 thru 60:                       The monthly rental amount shall be the sum of Forty One Thousand One Hundred Six and 00/100ths Dollars ($41,106.00) per month.  Fourteen and 33/100ths Dollars ($14.33) per square foot.

Months 61 thru 120:                 The monthly rental amount shall be the sum of Forty Five Thousand Two Hundred Seventeen and 00/100ths Dollars ($45,217.00) per month, representing an annual rate of Fifteen and 76/100ths Dollars ($15.76) per square foot.”

3.          Option to Purchase.  Exhibit “D” to the Lease regarding the Option to Purchase is hereby amended to delete paragraph 1 and amend said paragraph to read as follow:

“1.  PURCHASE PRICE.  Except as provided under paragraph 31.01 of said Lease, the net purchase price of the Leased Premises shall be the sum of Four Million Nine Hundred Thirty Thousand and 00/100ths Dollars ($4,930,000.00) (“Purchase Price”); provided, however, the Purchase Price shall be Five Million Two Hundred Thirty Thousand and 00/100ths Dollars ($5,230,000.00) if this Lease is being exercised by any assignee or subleasee of the Lease.”

4.          Title Insurance.  Pursuant to Section 36.01 of the Lease, LANDLORD shall furnish TENANT a Commitment for Title Insurance for the Additional Real Estate as provided in the Lease.

5.          Novation; Controlling Effect.  This Second Addendum constitutes a revision only, and shall not constitute or effect a novation of the Lease or First Addendum.  Except herein provided, all of the terms and conditions of the Lease and the First Addendum are in all respects ratified, approved and confirmed and shall remain in full force and effect, and the terms of the same, as amended, shall apply to the creation, execution and interpretation of this Second Addendum.

6.          Miscellaneous.  This Second Addendum along with the Lease and the First Addendum and all previous amendments thereto are the final agreement and contain the entire, complete and exclusive agreement between the parties regarding the matters addressed therein.   The recitals set forth in the above preamble are incorporated herein by this reference and made a part of this Second Addendum.  NO PROVISION OF THIS SECOND ADDENDUM MAY BE MODIFIED, CHANGED, AMENDED OR WAIVED EXCEPT BY A WRITTEN AGREEMENT EXECUTED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Second Addendum effective as of the date first above written.

WOODWARD, LLC			ACCURIDE CORPORATION

By:	/s/ Robert G. Woodward	By:	/s/ Terrence J. Keating
	Robert G. Woodward, Member		Terrence J. Keating, President & CEO
	“LANDLORD”		“TENANT”